Exhibit 99.1

CKX, Inc. Reports First Quarter 2011 Results

NEW YORK – May 9, 2011 – CKX, Inc. (NASDAQ: CKXE) today reported financial results for the first quarter ended March 31, 2011.

“We are pleased with our first quarter 2011 results,” said Michael Ferrel, Chairman and Chief Executive Officer of CKX, Inc.  “Our results continue to benefit from the restructuring program we undertook at our 19 Entertainment division in 2010 which helped lead to improvements in first quarter EBITDA of $13.6 million and net income attributable to CKX, Inc. of $7.2 million.  We believe that our strategy of focusing on our core properties, including the resurgent American Idol and So You Think You Can Dance, which will begin airing its new season on May 26th, will lead us to a successful 2011.”

Segment Results
The following table summarizes segment operating results for the three months ended March 31, 2011 and 2010 (in millions):

	March 31,	March 31,
	2011	2010	Change
Revenue
19 Entertainment	$42.8	$53.4	(19.8)%
Presley Business	9.6	12.3	(22.2)%
Ali Business	0.9	0.9	—

Total	$53.3	$66.6	(20.0)%

EBITDA
19 Entertainment (1)	$16.9	$9.5	77.8%
Presley Business	0.8	2.7	(68.6)%
Ali Business	0.3	0.5	(33.4)%
Corporate	(4.4)	(4.9)	10.4%

Total	$13.6	$7.8	74.6%

Operating Income (Loss)
19 Entertainment (1)	$13.8	$2.8	384.9%
Presley Business (2)	(0.4)	(1.2)	65.3%
Ali Business	0.3	0.5	(34.2)%
Corporate	(4.7)	(5.4)	14.6%

Total	$9.0	($3.3)

(1)	2010 EBITDA includes a $5.6 million provision for severance and other restructuring-related costs. 2010 Operating Income includes a $6.1 million provision for severance and other restructuring-related costs, including $0.6 million of non-cash stock compensation, and $2.3 million of non-cash impairment charges.

(2)	2010 Operating Loss includes $2.6 million of non-cash impairment charges.

Results for the Three Months Ended March 31, 2011

For the three months ended March 31, 2011, revenue was $53.3 million, a 20% decline from $66.6 million in the prior-year period.  Revenue at 19 Entertainment decreased $10.6 million reflecting lower revenue from music and artist management due to the expiration of the Company’s long-term contract with Sony Music Entertainment following the 2010 American Idol broadcast season, the impact of the closure and sale of non-core businesses and fewer broadcast hours of American Idol in the first quarter of 2011 compared to the prior-year period. Revenue at the Presley Business declined $2.7 million as a result of decreases in royalty and licensing revenue and revenue from Graceland operations, including the impact of the “Elvis the Concert” series which performed in Europe during the first quarter of 2010.

EBITDA for the three months ended March 31, 2011 was $13.6 million, a 75% increase from the prior-year period, primarily due to a 78% increase in EBITDA at 19 Entertainment reflecting a significant decline in selling, general and administrative expenses from restructuring initiatives.  Presley Business EBITDA decreased $1.9 million primarily due to the decrease in revenue. Corporate expenses, excluding non-cash compensation, decreased $0.5 million.  Adjusted EBITDA, which excludes unusual and non-recurring items, was also $13.6 million, a 21% decrease from $17.1 million in the prior-year period.

The Company’s 2010 operating results were significantly impacted by the restructuring program we commenced in early 2010.  The restructuring program resulted in the sale or closure of numerous projects and businesses within 19 Entertainment and the incurrence of significant unusual and non-recurring costs.
As a result of the restructuring program, the Company has reduced its selling, general and administrative expenses at 19 Entertainment by more than $20 million on an annual basis.  The Company’s operating results began to benefit from these reductions in the third quarter of 2010.

The Company reported operating income of $9.0 million compared to a loss of $3.3 million in the first quarter of 2010.  The operating loss for the 2010 period included non-cash impairment charges totaling $4.9 million and a $6.1 million provision for severance and other restructuring-related costs at 19 Entertainment.

Net income attributable to CKX, Inc. for the first quarter 2011 was $7.2 million, compared to net loss attributable to CKX, Inc. of $5.0 million in the prior-year period.  Diluted income per common share for the first quarter 2011 was $0.08, compared to diluted loss per share of $0.05 per share in the prior-year period.

Use of EBITDA and Adjusted EBITDA

We evaluate our operating performance based on several factors, including a financial measure of earnings before non-cash depreciation of tangible assets and non-cash amortization of intangible assets, and non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets (which we refer to as “EBITDA”).  We also evaluate our performance using EBITDA adjusted for certain unusual and non-recurring items (“Adjusted EBITDA”).  The Company considers EBITDA and Adjusted EBITDA to be important indicators of the operational strengths and performance of our businesses and the critical measures the chief operating decision maker (CEO) uses to manage and evaluate our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of EBITDA and Adjusted EBITDA as performance measures is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses or stock-based compensation expense. Accordingly, EBITDA and Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with US GAAP as EBITDA and Adjusted EBITDA are not GAAP equivalent measurements.
The following table reconciles consolidated EBITDA to consolidated operating income (loss) under U.S. GAAP for the three-month periods ended March 31, 2011 and 2010 (in millions):

	March 31,	March 31,
	2011	2010
EBITDA	$13.6	$7.8
Depreciation and amortization	(4.3)	(5.1)
Impairment charges	—	(4.9)
Non-cash compensation	(0.3)	(1.1)

Operating income (loss)	$9.0	$(3.3)

The following table reconciles consolidated EBITDA to consolidated Adjusted EBITDA for the three months ended March 31, 2011 and 2010 (in millions):

	March 31,	March 31,
	2011	2010
EBITDA	$13.6	$7.8
Provision for severance and other restructuring-related costs, excluding non-cash compensation	—	5.6
Losses from businesses divested or shut down	—	2.5
Graceland master plan costs	—	0.7
Foreign exchange losses	—	0.5

Adjusted EBITDA	$13.6	$17.1

Cash and Borrowing

The Company had total cash on hand of $98.0 million as of March 31, 2011. Outstanding current debt at March 31, 2011 totaled $100.1 million.

On April 15, 2011, subsequent to the quarter end, the Company entered into an Amended Credit Facility that required the Company to pay down a permanent reduction of commitments in an aggregate principal amount of $40.0 million, extended the maturity to September 30, 2012 and modified certain other key terms, including increasing the interest rates.

Form 10-Q Filing

Additional information concerning the Company’s results of operations and financial position is included in the Company’s Form 10-Q for the quarter ended March 31, 2011 which was filed today with the Securities and Exchange Commission. A copy of the Company’s 10-Q filing is available on our website at .

Conference Call

Michael Ferrel, Chief Executive Officer, Thomas Benson, Executive Vice President and Chief Financial Officer, and Kraig Fox, Chief Operating Officer, will be hosting a conference call for investors on Tuesday, May 10th at 9:30 a.m. EDT to discuss the results. The conference call numbers are 877-303-9237 for U.S. callers and 1-760-666-3570 for international callers. A replay will be available two hours after the call and can be accessed by dialing 800-642-1687 or for international callers by dialing 1-706-645-9291; the conference ID is 64939593. The replay will be available until Tuesday, May 17, 2011.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company’s Investor Relations web site at http://ir.ckx.com. To listen to the live call, please go to the website fifteen minutes prior to its start to register, download, and install the necessary audio software.

An audio replay of the conference call will also be available after the call on the Company’s Investor Relations website.

About CKX, Inc.

CKX, Inc. is engaged in the ownership, development and commercial utilization of globally recognized entertainment content. The Company’s current properties include the rights to the name, image and likeness of Elvis Presley and Muhammad Ali, the operations of Graceland, and proprietary rights to the IDOLS and So You Think You Can Dance television brands, including the American Idol series in the United States and local adaptations of the IDOLS and So You Think You Can Dance television show formats which, collectively, air in more than 100 countries. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

Forward Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements in this press release regarding our future strategy, future operations, projected financial position, estimated future revenue, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which this press release is issued. We expressly disclaim any obligation to issue any updates or revisions to our forward-looking statements, even if subsequent events cause our expectations to change regarding the matters discussed in those statements. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders.

Contact:

ICR Inc.
William Schmitt
203-682-8200

ckxe-g

CKX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except share and per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2011	March 31, 2010
Revenue	$53,292	$66,647
Operating expenses:
Cost of sales	25,267	29,621
Selling, general and administrative expenses	10,258	18,331
Corporate expenses	4,487	5,333
Depreciation and amortization	4,331	5,143
Impairment charges	—	4,853
Provision for severance and other restructuring-related costs	—	6,118
Other (income) expense	(83)	538

Total operating expenses	44,260	69,937

Operating income (loss)	9,032	(3,290)
Interest income	31	50
Interest expense	(644)	(867)

Income (loss) before income taxes and equity in losses of affiliates	8,419	(4,107)
Income tax expense	757	636

Income (loss) before equity in losses of affiliates	7,662	(4,743)
Equity in losses of affiliates	(88)	(12)

Net income (loss)	7,574	(4,755)
Dividends on preferred stock	(456)	(456)

Net income (loss) available to CKX, Inc.	7,118	(5,211)
Net loss attributable to noncontrolling interests	71	178

Net income (loss) attributable to CKX, Inc.	$7,189	$(5,033)

Income (loss) per share:
Basic income (loss) per share	$0.08	$(0.05)

Diluted income (loss) per share	$0.08	$(0.05)

Average number of common shares outstanding:
Basic	92,922,323	92,882,596
Diluted	92,922,324	92,882,596